Exhibit 99.1

Investor Relations and Media Contact:
Tom Decker
(847) 653-7399

Taylor Capital Reports Net Income of

$14.2 Million for the Second Quarter of 2012

Results reflect strong mortgage banking results and

continued improvement in credit quality

CHICAGO, IL – July 18, 2012 – Taylor Capital Group, Inc. (the “Company”) (NASDAQ: TAYC), the parent company of Cole Taylor Bank (the “Bank”), today reported results for the second quarter of 2012.

Net income for the second quarter of 2012 was $14.2 million, compared to $9.5 million for the first quarter of 2012. Net income applicable to common stockholders was $12.5 million, or $0.41 per diluted share, for the second quarter of 2012 as compared to $7.7 million, or $0.26 per diluted share, for the first quarter of 2012.

Net income for the six months ended June 30, 2012 was $23.7 million, compared to a net loss of $1.0 million for the six months ended June 30, 2011. Net income applicable to common stockholders was $20.2 million, or $0.66 per diluted share, for the six months ended June 30, 2012, compared to a net loss applicable to common stockholders of $5.9 million, or $0.32 per diluted share, for the six months ended June 30, 2011.

“I am very pleased with our strong and sustained progress, clearly demonstrated by another quarter of outstanding results,” said Mark A. Hoppe, President and Chief Executive Officer of the Company. “It is the sixth consecutive quarter of net income at the Bank, which is a reflection of continued discipline and the successful execution of our strategy. While Cole Taylor Mortgage continued to benefit from the low interest rate environment, it has also made tremendous progress in diversifying its revenue base. Mortgage banking revenue was $23.0 million for the quarter, led by record origination volume, improved margins and increased servicing income. I am also pleased to report that our continued focus on asset quality has driven credit costs down substantially in the second quarter. In addition, Cole Taylor Business Capital achieved its 10th consecutive quarter of strong loan growth.”

“Despite a highly competitive Midwest market, we continue to establish new credit and deposit relationships,” Hoppe continued. “I attribute these results to our experienced banking staff and our ability to identify new opportunities. We’ve also recently announced steps to further diversify and enhance our overall revenue streams by adding seven retail mortgage offices, expanding commercial lending into the Southeastern Wisconsin market and launching a middle market equipment financing division. Each of these initiatives is being led by highly experienced and proven teams who complement the Bank’s existing business leaders and position us for continued success.”

SECOND QUARTER 2012 HIGHLIGHTS

Reported earnings per diluted share of $0.41 in the second quarter of 2012, up from $0.26 per diluted share in the first quarter of 2012

•	Sixth consecutive quarter of net income at the Bank and fourth consecutive quarter for the Company

•	Revenue(1) increased to a record $65.2 million for the second quarter of 2012, up $6.3 million or 10.7% from the first quarter of 2012

•	Net interest margin on a tax equivalent basis declined by six basis points to 3.23% for the second quarter of 2012 from 3.29% for the first quarter of 2012

•	Mortgage banking revenue grew to $23.0 million, up $5.5 million or 31.3% over the first quarter of 2012

•	Loan fundings in the Bank’s mortgage division, Cole Taylor Mortgage, totaled $960.1 million in the second quarter of 2012, compared to $894.9 million in the first quarter of 2012

•	Cole Taylor Mortgage grew its mortgage servicing book to $4.02 billion in the second quarter of 2012, compared to $2.38 billion in the first quarter of 2012

•

Cole Taylor Business Capital, our asset based lending division, had its 10th consecutive quarter of loan growth of $32.3 million in loans outstanding in the second quarter of 2012, an increase of 6.2% as compared to the first quarter of 2012

•	Average deposits (excluding time and brokered deposits) grew by $194.2 million in the second quarter of 2012 to $2.01 Billion

•

As a result of the Company’s performance, its regulatory capital ratios increased. The Company’s Tier I Risk Based Capital ratio was 12.59%, while its Total Risk Based Capital ratio was 16.03% and its Tier I Capital to Average Assets leverage ratio was 9.41% as of June 30, 2012.

Credit quality indicators continued to improve, including a 20.7% reduction in nonperforming loans from the first quarter

•	Credit costs(2) were $928,000 for the second quarter of 2012, down from $8.0 million for the first quarter of 2012

•	Nonperforming loans were $74.1 million and 2.29% of total loans at June 30, 2012, down from $93.5 million and 3.00% of total loans at March 31, 2012

•	At June 30, 2012, commercial criticized and classified loans(3) totaled $139.9 million, down from $161.0 million at March 31, 2012

•	The allowance for loan losses as a percent of nonperforming loans was 117.39% at June 30, 2012, compared to 100.01% at March 31, 2012

SECOND QUARTER 2012 PERFORMANCE OVERVIEW

Results of Operations

Net income for the second quarter of 2012 was $14.2 million, compared to net income of $9.5 million for the first quarter of 2012. Net income applicable to common stockholders was $12.5 million, or $0.41 per diluted share, for the second quarter of 2012, as compared to net income applicable to common stockholders of $7.7 million, or $0.26 per diluted share, for the first quarter of 2012.

Income before income taxes was $24.2 million for the second quarter of 2012, as compared to income before income taxes of $15.8 million for the first quarter of 2012, an increase of 53.2%. The improvement from the first quarter of 2012 to the second quarter of 2012 was primarily led by mortgage banking revenue and lower credit costs. The second quarter of 2012 also included $3.0 million of gains on the sale of investment securities, compared to $1.0 million in the first quarter. Offsetting these gains were expenses related to the early extinguishment of debt. The early extinguishments of debt were completed as part of an ongoing effort to lower overall funding costs.

Pre-tax, Pre-provision Operating Earnings(4)

Pre-tax, pre-provision operating earnings totaled a record $25.1 million for the second quarter of 2012, compared to $24.0 million for the first quarter of 2012. The increase was primarily due to mortgage banking revenue primarily offset by an increase in performance-based incentive compensation expense.

Revenue

Revenue totaled $65.2 million for the second quarter of 2012, compared to $58.9 million for the first quarter of 2012, a 10.7% increase.

Net interest income was $36.4 million for the second quarter of 2012, compared to $35.8 million for the first quarter of 2012. The net interest margin was down six basis points, from 3.29% for the first quarter of 2012 to 3.23% for the second quarter of 2012, primarily as a result of lower commercial loan prepayment fees.

Noninterest income was $28.9 million for the second quarter of 2012, compared to $23.1 million for the first quarter of 2012, excluding investment security gains, losses and impairments. The increase was primarily due to a $5.5 million increase in mortgage banking revenue. The increase in mortgage banking revenue, from $17.5 million in the first quarter of 2012 to $23.0 million in the second quarter of 2012, was primarily a result of increased margins on mortgage originations and sales in the secondary market and a 7.3% increase in loan fundings in the second quarter. Loan fundings were $960.1 million in the second quarter of 2012, up from $894.9 million in the first quarter of 2012.

Noninterest Expense

Noninterest expense was $40.2 million for the second quarter of 2012, compared to $34.9 million for the first quarter of 2012, excluding nonperforming asset expense and early extinguishment of debt expense. The increase was primarily the result of an increase in performance-based incentive compensation expense and salary costs related to additional headcount primarily in the mortgage division.

Credit Quality

Loan Portfolio Performance and Credit Quality

Credit quality continued its steady pace of improvement in the second quarter. Total commercial criticized and classified loans declined $21.1 million to $139.9 million at June 30, 2012, compared to $161.0 million at March 31, 2012. These results were indicative of our continued focus on the loan portfolio performance and credit quality, as criticized and classified loans moved through the remediation process to resolution or charge-off, while the migration of new loans to criticized and classified status continued to slow.

Nonperforming loans decreased to $74.1 million at June 30, 2012, compared to $93.5 million at March 31, 2012. The total decline of $19.4 million in nonperforming loans was primarily due to the payoff of commercial construction nonaccrual loans primarily related to one borrower.

Other real estate owned (“OREO”) and repossessed assets decreased to $32.6 million at June 30, 2012, compared to $36.9 million at March 31, 2012. The OREO assets declined $4.3 million primarily due to sales.

Nonperforming assets were $106.7 million at June 30, 2012, compared to $130.4 million at March 31, 2012. Nonperforming assets to total assets were 2.22% at June 30, 2012, compared to 2.78% at March 31, 2012.

Allowance and Provision for Loan Losses

The allowance for loan losses was $87.0 million at June 30, 2012, down from $93.5 million at March 31, 2012, as credit quality trends continued to improve as demonstrated by declines in nonperforming loans and other commercial criticized and classified loans. The decline in the allowance for loan losses resulted from net charge-offs exceeding the provision for loan losses during the second quarter of 2012 by $6.5 million. Despite this decline, the allowance for loan losses as a percent of nonperforming loans was 117.39% at June 30, 2012, compared to 100.01% at March 31, 2012. The provision for loan losses was $100,000 for the second quarter of 2012, down from $7.4 million for the first quarter of 2012. This decrease was primarily due to a reduction in specific reserves.

Balance Sheet

Assets

Total assets at June 30, 2012 were $4.80 billion, compared to $4.70 billion at March 31, 2012.

Loans at June 30, 2012, excluding allowance for loan losses and loans held for sale, were $2.89 billion, compared to $2.81 billion at March 31, 2012. Cole Taylor Business Capital and Cole Taylor Mortgage had solid loan growth, partially offset by reductions in commercial and residential construction loans. Cole Taylor Business Capital increased loans outstanding by $32.3 million in the second quarter of 2012. Commercial construction loans decreased in the second quarter of 2012 primarily due to the partial payoff of certain nonaccrual loans primarily related to one borrower. The reduction in residential construction loans is the result of the Company’s continued focus on reducing its overall exposure to these types of loans. Consumer-oriented loans were $379.2 million at June 30, 2012, up from $343.9 million at March 31, 2012. This increase was primarily the result of certain mortgages originated by Cole Taylor Mortgage being held in the loan portfolio as part of our diversification strategy.

Investment securities were $1.24 billion at June 30, 2012, compared to $1.30 billion at March 31, 2012.

Loans held for sale were $255.7 million at June 30, 2012, compared to $210.0 million at March 31, 2012. Loans held for sale are a result of continued growth in mortgage originations in the second quarter of 2012 and the timing of loan sales.

Liabilities and Stockholders’ Equity

Total liabilities at June 30, 2012 were $4.36 billion, as compared to $4.28 billion at March 31, 2012.

Total deposits were $3.18 billion at June 30, 2012, compared to $2.99 billion at March 31, 2012.

The increase is primarily due to an increase in noninterest-bearing deposits.

Average total deposits for the second quarter of 2012 increased by $113.1 million compared to the first quarter of 2012, primarily due to an increase in noninterest-bearing deposits, partially offset by a decrease in certificates of deposit. Average deposits, excluding time and brokered deposits, grew by $194.2 million or 10.7% from the first quarter of 2012.

Total stockholders’ equity increased from $416.8 million at March 31, 2012 to $436.4 million at June 30, 2012 due to an increase in net income available to common stockholders and accumulated other comprehensive income in the second quarter of 2012.

Capital

At June 30, 2012, the Company’s Tier I Risk Based Capital ratio was 12.59%, while its Total Risk Based Capital ratio was 16.03% and its Tier I Capital to Average Assets leverage ratio was 9.41%.

Each of these Company ratios exceeded the regulatory requirements for well-capitalized banks of 6.00% for the Tier I Risk Based Capital ratio, 10.00% for the Total Risk Based Capital ratio and 5.00% for the Tier I Capital to Average Assets leverage ratio.

Conference Call and Slide Presentation

A conference call hosted by Taylor Capital Group President & CEO Mark A. Hoppe will be held on Wednesday, July 18, 2012 at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). Investors, news media and others may access the call by telephone at 866-450-8367 (toll-free) or 412-317-5427 and entering the code 3495231. Participants are encouraged to dial into the call approximately 10 minutes prior to the start time.

This call is being webcast and can be accessed via a live Internet audio broadcast at Taylor Capital Group’s website at www.taylorcapitalgroup.com.

Taylor Capital Group will post presentation slides on its website to be addressed by management during the call. The slides will be available for download on the Company’s Investor Relations web page at www.taylorcapitalgroup.com.

A replay of the conference call will be made available after approximately 1:00 p.m. Central Time (2:00 p.m. Eastern Time) on July 18, 2012 through August 20, 2012, and the instructions for accessing the replay will be available on the Company’s website at that time.

Accompanying Financial Statements and Tables

This press release is accompanied by the following unaudited financial information:

•	Condensed Consolidated Balance Sheets

•	Consolidated Statements of Operations

•	Summary of Key Quarterly Financial Data

•	Summary of Key Year-to-Date Financial Data

•	Summary of Key Period-End Financial Data

•	Composition of Loan Portfolio

•	Credit Quality

•	Loan Portfolio and Held for Sale Aging

•	Funding Liabilities

•	Reconciliation of U.S. GAAP Financial Measures

About Taylor Capital Group, Inc. (NASDAQ: TAYC)

Taylor Capital Group, Inc. is the $4.8 billion bank holding company of Cole Taylor Bank, a commercial bank headquartered in Chicago. Cole Taylor specializes in serving the banking needs of closely held businesses and the people who own and manage them. Through its divisions, Cole Taylor Business

Capital, Cole Taylor Equipment Finance and Cole Taylor Mortgage, the Bank also provides asset based lending, residential mortgage loan, commercial equipment lease and depository services products through a growing network of offices throughout the United States. Cole Taylor is a member of the FDIC and is an Equal Housing Lender.

Endnotes:

(1)	Revenue is defined as net interest income plus noninterest income less gain or loss on investment securities
(2)	Credit costs are defined as provision for loan losses plus nonperforming asset expense
(3)	Commercial criticized and classified loans (special mention, substandard, and nonaccrual loans) in commercial and industrial, commercial real estate, residential construction and land, and commercial construction and land, excludes consumer loans.
(4)	Schedules reconciling earnings in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) to the non-GAAP measurement of pre-tax, pre-provision operating earnings and revenue are provided in the attached tables.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including “may,” “might”, “contemplate”, “plan”, “prudent”, “potential”, “should”, “will,” “expect,” “anticipate,” “believe,” “intend,” “could” and “estimate” and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities in 2012 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements.

These risks, uncertainties and other factors include, without limitation:

•	Our business may be adversely affected by the highly regulated environment in which we operate.

•	Competition from financial institutions and other financial services providers may adversely affect our growth and profitability.

•	Our business is subject to the conditions of the local economy in which we operate and continued weakness in the local economy and the real estate markets may adversely affect us.

•	Our business is subject to domestic and to a lesser extent, international economic conditions and other factors, many of which are beyond our control and could adversely affect our business.

•	The preparation of our consolidated financial statements requires us to make estimates and judgments, which are subject to an inherent degree of uncertainty and which may differ from actual results.

•	Our allowance for loan losses may prove to be insufficient to absorb losses in our loan portfolio.

•	Our mortgage loan repurchase reserve for losses could be insufficient.

•	We are subject to interest rate risk, including interest rate fluctuations that could reduce our profitability.

•

Certain hedging strategies that we use to manage investment in mortgage servicing rights may be ineffective to offset any adverse changes in the fair value of these assets due to changes in interest rates and market liquidity.

•	Our residential mortgage lending profitability could be significantly reduced if we are not able to originate and resell a high volume of mortgage loans.

•	We have counterparty risk and therefore we may be adversely affected by the soundness of other financial institutions.

•

We are subject to certain operational risks, including, but not limited to, data processing system failures and errors and customer or employee fraud. The Company’s controls and procedures may fail or be circumvented.

•	The Company is dependent upon outside third parties for processing and handling of Company records and data.

•

System failure or breaches of our network security, including with respect to our internet banking activities, could subject us to increased operating costs as well as litigation and other liabilities.

•	We are subject to lending concentration risks.

•	We may not be able to access sufficient and cost-effective sources of liquidity.

•	We are subject to liquidity risk, including unanticipated deposit volatility.

•	The recent repeal of federal prohibitions on payment of interest on business demand deposits could increase the Company’s interest expense.

•	Changes in our credit ratings could increase our financing costs or make it more difficult for us to obtain funding or capital on commercially acceptable terms.

•	The Company is a bank holding company and its sources of funds are limited.

•	Our business strategy is dependent on our continued ability to attract, develop and retain highly qualified and experienced personnel in senior management and customer relationship positions.

•	Our reputation could be damaged by negative publicity.

•	New lines of business or new products and services may subject us to certain additional risks.

•	We may experience difficulties in managing our future growth.

•	The Company and its subsidiaries are subject to changes in federal and state tax laws and changes in interpretation of existing laws.

•	Regulatory requirements, growth plans or operating results may require us to raise additional capital, which may not be available on favorable terms or at all.

•

We have not paid a dividend on our common stock since the second quarter of 2008. In addition, regulatory restrictions and liquidity constraints at the holding company level could impair our ability to make distributions on our outstanding securities.

For further information about these and other risks, uncertainties and factors, please review the disclosure included in the section captioned “Risk Factors” in our December 31, 2011 Annual Report on Form 10-K filed with the SEC on March 9, 2012 as updated by our Quarterly Reports on Form 10-Q, current reports on Form 8-K and other filings we have made with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements or risk factors, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	(Unaudited) June 30, 2012	(Unaudited) March 31, 2012	Dec. 31, 2011
ASSETS
Cash and cash equivalents	$105,386	$76,806	$121,164
Investment securities	1,240,405	1,299,572	1,279,676
Loans held for sale	255,693	210,040	185,984
Loans, net of allowance for loan losses of $86,992 at June 30, 2012, $93,509 at March 31, 2012 and $103,744 at December 31, 2011	2,894,835	2,810,288	2,824,555
Premises, leasehold improvements and equipment, net	15,472	14,627	14,882
Investment in Federal Home Loan Bank and Federal Reserve Bank stock	55,186	63,039	56,781
Other real estate and repossessed assets, net	32,627	36,941	35,622
Other assets	197,497	183,756	167,146

Total assets	$4,797,101	$4,695,069	$4,685,810

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$971,818	$702,723	$802,480
Interest-bearing	2,212,792	2,286,916	2,320,731

Total deposits	3,184,610	2,989,639	3,123,211
Accrued interest, taxes and other liabilities	78,247	102,549	61,183
Short-term borrowings	901,138	924,641	768,133
Long-term borrowings	20,000	85,000	147,500
Junior subordinated debentures	86,607	86,607	86,607
Subordinated notes, net	90,091	89,867	89,648

Total liabilities	4,360,693	4,278,303	4,276,282

Stockholders’ equity:
Preferred stock, Series B	102,913	102,474	102,042
Preferred stock, Series D	—	—	4
Preferred stock, Series G	—	—	9
Nonvoting preferred stock	13	13	—
Common stock	299	298	297
Surplus	424,700	424,134	423,674
Accumulated deficit	(98,222)	(110,699)	(118,426)
Accumulated other comprehensive income, net	36,290	30,131	31,513
Treasury stock	(29,585)	(29,585)	(29,585)

Total stockholders’ equity	436,408	416,766	409,528

Total liabilities and stockholders’ equity	$4,797,101	$4,695,069	$4,685,810

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(dollars in thousands, except per share data)

	For the Three Months Ended			For the Six Months Ended
	June 30, 2012	Mar. 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Interest income:
Interest and fees on loans	$35,422	$35,283	$34,343	$70,705	$69,708
Interest and dividends on investment securities:
Taxable	9,889	10,318	11,753	20,207	23,205
Tax-exempt	691	663	722	1,354	1,497
Interest on cash equivalents	3	3	3	6	6

Total interest income	46,005	46,267	46,821	92,272	94,416

Interest expense:
Deposits	4,938	5,411	8,028	10,349	16,652
Short-term borrowings	629	563	527	1,192	1,512
Long-term borrowings	69	500	2,079	569	3,946
Junior subordinated debentures	1,464	1,472	1,446	2,936	2,889
Subordinated notes	2,527	2,519	2,498	5,046	4,987

Total interest expense	9,627	10,465	14,578	20,092	29,986

Net interest income	36,378	35,802	32,243	72,180	64,430
Provision for loan losses	100	7,350	11,822	7,450	22,063

Net interest income after provision for loan losses	36,278	28,452	20,421	64,730	42,367

Noninterest income:
Service charges	3,355	3,291	2,696	6,646	5,586
Mortgage banking revenue	23,014	17,530	2,243	40,544	3,760
Gain on sales of investment securities	3,020	956	—	3,976	—
Other derivative income	815	561	194	1,376	947
Other noninterest income	1,685	1,608	1,254	3,293	2,979

Total noninterest income	31,889	23,946	6,387	55,835	13,272

Noninterest expense:
Salaries and employee benefits	28,278	23,637	15,183	51,915	29,872
Occupancy of premises, furniture and equipment	2,922	2,790	2,603	5,712	5,493
Nonperforming asset expense	828	694	2,013	1,522	5,290
Early extinguishment of debt	2,987	1,001	—	3,988	—
FDIC assessment	1,497	1,702	1,499	3,199	3,447
Legal fees, net	757	856	1,026	1,613	1,820
Other noninterest expense	6,717	5,888	5,522	12,605	10,473

Total noninterest expense	43,986	36,568	27,846	80,554	56,395

Income (loss) before income taxes	24,181	15,830	(1,038)	40,011	(756)
Income tax expense	9,956	6,361	355	16,317	249

Net income (loss)	14,225	9,469	(1,393)	23,694	(1,005)
Preferred dividends and discounts	(1,748)	(1,742)	(2,470)	(3,490)	(4,934)
Implied noncash preferred dividend	—	—	—	—	—

Net income (loss) applicable to common stockholders	$12,477	$7,727	$(3,863)	$20,204	$(5,939)

Basic income (loss) per common share	$0.42	$0.26	$(0.19)	$0.68	$(0.32)
Diluted income (loss) per common share	0.41	0.26	(0.19)	0.66	(0.32)
Weighted-average common shares outstanding	28,158,487	28,071,406	19,811,006	28,114,947	18,632,360
Weighted-average diluted common shares outstanding	29,083,753	28,622,798	19,811,006	28,870,262	18,632,360

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(dollars in thousands)

Unaudited

	2012		2011
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Condensed Income Data:
Net interest income	$36,378	$35,802	$35,266	$34,718	$32,243
Provision for loan losses	100	7,350	10,955	16,240	11,822
Total noninterest income	31,889	23,946	16,538	19,432	6,387
Total noninterest expense	43,986	36,568	31,846	28,152	27,846

Income (loss) before income taxes	24,181	15,830	9,003	9,758	(1,038)
Income tax expense (benefit)	9,956	6,361	(73,317)	(42)	355

Net income (loss)	14,225	9,469	82,320	9,800	(1,393)
Preferred dividends and discounts	(1,748)	(1,742)	(1,734)	(2,477)	(2,470)
Implied non-cash preferred dividends	—	—	(10,501)	—	—

Net income (loss) applicable to common stockholders	$12,477	$7,727	$70,085	$7,323	$(3,863)

Non-GAAP Measures of Performance (1)
Revenue	$65,247	$58,917	$51,988	$50,108	$39,011
Pre-tax, pre-provision operating earnings	25,076	24,044	21,764	23,752	13,178
Per Share Data:
Basic earnings (loss) per common share	$0.42	$0.26	$3.20	$0.35	$(0.19)
Diluted earnings (loss) per common share	0.41	0.26	3.20	0.35	(0.19)
Tangible book value per common share	11.66	11.06	10.84	7.37	5.13
Weighted average common shares-basic	28,158,487	28,071,406	20,684,652	19,920,269	19,811,006
Weighted average common shares-diluted	29,083,753	28,622,798	20,709,071	19,924,987	19,811,006
Common shares outstanding-end of period	28,602,394	28,428,015	28,360,076	20,312,842	20,240,408
Performance Ratios (annualized):
Return (loss) on average assets	1.17%	0.81%	7.26%	0.89%	(0.13)%
Return (loss) on average equity	13.64%	9.32%	112.63%	15.30%	(2.36)%
Efficiency ratio (2)	67.41%	62.07%	61.26%	56.18%	71.38%
Average Balance Sheet Data (3):
Total assets	$4,867,810	$4,660,021	$4,533,916	$4,411,811	$4,331,166
Investments	1,292,129	1,281,445	1,299,059	1,361,630	1,374,892
Cash equivalents	709	960	1,651	2,049	1,457
Loans	3,277,111	3,129,222	3,066,629	2,936,781	2,869,169
Total interest-earning assets	4,569,949	4,411,627	4,367,339	4,300,460	4,245,518
Interest-bearing deposits	2,260,395	2,286,294	2,365,451	2,276,657	2,393,647
Borrowings	1,214,391	1,151,240	1,080,583	1,177,136	1,043,623
Total interest-bearing liabilities	3,474,786	3,437,534	3,446,034	3,453,793	3,437,270
Noninterest-bearing deposits	892,945	753,995	738,371	646,946	604,018
Total stockholders' equity	417,261	406,559	292,356	256,264	236,180
Tax Equivalent Net Interest Margin:
Net interest income as stated	$36,378	$35,802	$35,266	$34,718	$32,243
Add: Tax equivalent adjust. - investment (4)	372	357	365	377	389
Tax equivalent adjust. - loans (4)	32	32	32	33	48

Tax equivalent net interest income	$36,782	$36,191	$35,663	$35,128	$32,680

Net interest margin without tax adjust.	3.20%	3.26%	3.21%	3.21%	3.04%
Net interest margin—tax equivalent (4)	3.23%	3.29%	3.25%	3.25%	3.09%
Yield on earning assets without tax adjust.	4.04%	4.21%	4.22%	4.37%	4.42%
Yield on earning assets—tax equivalent (4)	4.08%	4.25%	4.26%	4.41%	4.46%
Yield on interest-bearing liabilities	1.11%	1.22%	1.28%	1.45%	1.70%
Net interest spread without tax adjust.	2.93%	2.99%	2.94%	2.93%	2.72%
Net interest spread—tax equivalent (4)	2.97%	3.02%	2.98%	2.97%	2.76%

Footnotes:

(1)	Refer to Reconciliation of U.S. GAAP Financial Measures for a reconciliation to GAAP.
(2)	Efficiency ratio is determined by dividing noninterest expense by an amount equal to net interest income plus noninterest income, adjusted for gains or losses from investment securities.
(3)	Average balances are daily averages.
(4)	Adjustment reflects tax-exempt interest income on an equivalent before-tax basis assuming a tax rate of 35.0%.

SUMMARY OF KEY YEAR-TO-DATE FINANCIAL DATA

(dollars in thousands)

Unaudited

	Year To Date June 30
	2012	2011
Condensed Income Data:
Net interest income	$72,180	$64,430
Provision for loan losses	7,450	22,063
Total noninterest income	55,835	13,272
Total noninterest expense	80,554	56,395

Income (loss) before income taxes	40,011	(756)
Income tax expense	16,317	249

Net income (loss)	23,694	(1,005)
Preferred dividends and discounts	(3,490)	(4,934)
Implied non-cash preferred dividends	—	—

Net income (loss) applicable to common stockholders	$20,204	$(5,939)

Non-GAAP Measures of Performance (1)
Revenue	$124,164	$78,083
Pre-tax, pre-provision operating earnings	49,120	26,978
Per Share Data:
Basic income (loss) per common share	$0.68	$(0.32)
Diluted income (loss) per common share	0.66	(0.32)
Tangible book value per common share	11.66	5.13
Weighted average common shares-basic	28,114,947	18,632,360
Weighted average common shares-diluted	28,870,262	18,632,360
Shares outstanding-end of period	28,602,394	20,240,408
Performance Ratios (annualized):
Return (loss) on average assets	0.99%	(0.05)%
Return (loss) on average equity	11.50%	(0.91)%
Efficiency ratio (2)	64.88%	72.22%
Average Balance Sheet Data (3):
Total assets	$4,763,916	$4,360,213
Investments	1,286,787	1,365,412
Cash equivalents	835	1,284
Loans	3,203,166	2,901,375
Total interest-earning assets	4,490,788	4,268,071
Interest-bearing deposits	2,273,344	2,427,106
Borrowings	1,182,815	1,050,442
Total interest-bearing liabilities	3,456,159	3,477,548
Noninterest-bearing deposits	823,470	608,003
Total stockholders’ equity	411,910	221,410
Tax Equivalent Net Interest Margin:
Net interest income as stated	$72,180	$64,430
Add: Tax equivalent adjust. - investment (4)	729	806
Tax equivalent adjust. - loans (4)	64	71

Tax equivalent net interest income	$72,973	$65,307

Net interest margin without tax adjust.	3.23%	3.04%
Net interest margin—tax equivalent (4)	3.26%	3.08%
Yield on earning assets without tax adjust.	4.12%	4.45%
Yield on earning assets—tax equivalent (4)	4.16%	4.49%
Yield on interest-bearing liabilities	1.17%	1.74%
Net interest spread—without tax adjust.	2.96%	2.71%
Net interest spread—tax equivalent (4)	2.99%	2.75%

Footnotes:

(1)	Refer to Reconciliation of U.S. GAAP Financial Measures for a reconciliation to GAAP.
(2)	Efficiency ratio is determined by dividing noninterest expense by an amount equal to net interest income plus noninterest income, adjusted for gains or losses from investment securities.
(3)	Average balances are daily averages.
(4)	Adjustment reflects tax-exempt interest income on an equivalent before-tax basis assuming a tax rate of 35.0%.

SUMMARY OF KEY PERIOD-END FINANCIAL DATA

(dollars in thousands)

Unaudited

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
	2012	2012	2011	2011	2011
Condensed Balance Sheet Data:
Investment securities	$1,240,405	$1,299,572	$1,279,676	$1,309,579	$1,328,857
Loans	3,237,520	3,113,837	3,114,283	3,022,128	2,916,075
Allowance for loan losses	86,992	93,509	103,744	105,805	109,044
Total assets	4,797,101	4,695,069	4,685,810	4,503,234	4,395,116
Total deposits	3,184,610	2,989,639	3,123,211	2,926,281	2,906,777
Total borrowings	1,097,836	1,186,115	1,091,888	1,229,298	1,186,213
Total stockholders’ equity	436,408	416,766	409,528	288,930	242,554

Asset Quality Ratios:
Nonperforming loans	$74,104	$93,498	$103,061	$121,534	$143,058
Nonperforming assets	106,731	130,439	138,683	150,771	170,915
Allowance for loan losses to total loans (excluding loans held for sale)	2.92%	3.22%	3.54%	3.68%	3.85%
Allowance for loan losses to nonperforming loans	117.39%	100.01%	100.66%	87.06%	76.22%
Nonperforming assets to total loans plus repossessed property	3.26%	4.14%	4.40%	4.94%	5.81%

Capital Ratios (Taylor Capital Group, Inc.):
Total Capital (to Risk Weighted Assets)	16.03%	15.46%	14.72%	13.63%	13.80%
Tier I Capital (to Risk Weighted Assets)	12.59%	11.95%	11.22%	10.08%	9.90%
Leverage (to average assets)	9.41%	9.08%	8.84%	7.83%	7.78%

COMPOSITION OF LOAN PORTFOLIO (unaudited)

(dollars in thousands)

The following table presents the composition of the Company’s loan portfolio as of the dates indicated:

	June 30, 2012		March 31, 2012		December 31, 2011
Loans:	Balance	Percent of Gross Loans	Balance	Percent of Gross Loans	Balance	Percent of Gross Loans
Commercial and industrial	$1,482,427	49.7%	$1,437,379	49.5%	$1,426,221	48.8%
Commercial real estate secured	975,680	32.7	963,300	33.2	1,037,976	35.4
Residential construction & land	54,447	1.9	56,780	2.0	64,824	2.2
Commercial construction & land	90,090	3.0	102,404	3.5	99,021	3.4

Total commercial loans	2,602,644	87.3	2,559,863	88.2	2,628,042	89.8
Consumer-oriented loans	379,183	12.7	343,934	11.8	300,257	10.2

Gross loans	2,981,827	100.0%	2,903,797	100.0%	2,928,299	100.0%

Less: Unearned discount	—		—		—

Total loans	2,981,827		2,903,797		2,928,299
Less: Loan loss allowance	(86,992)		(93,509)		(103,744)

Net loans	$2,894,835		$2,810,288		$2,824,555

Loans Held for Sale	$255,693		$210,040		$185,984

The following table provides details of the Company's commercial real estate portfolio:

	June 30, 2012		March 31, 2012		December 31, 2011
Commercial real estate secured:	Balance	Percent of Total	Balance	Percent of Total	Balance	Percent of Total
Commercial non-owner occupied:
Retail strip centers or malls	$124,150	12.7%	$127,795	13.2%	$143,052	13.8%
Office/mixed use property	117,048	12.0	111,647	11.6	113,429	10.9
Commercial properties	121,155	12.4	120,143	12.5	129,921	12.5
Specialized – other	70,096	7.2	76,845	8.0	80,971	7.8
Other commercial properties	18,937	2.0	20,228	2.1	40,270	3.9

Subtotal commercial non-owner occupied	451,386	46.3	456,658	47.4	507,643	48.9
Commercial owner-occupied	429,643	44.0	425,004	44.1	446,259	43.0
Multi-family properties	94,651	9.7	81,638	8.5	84,074	8.1

Total commercial real estate secured	$975,680	100.0%	$963,300	100.0%	$1,037,976	100.0%

CREDIT QUALITY (unaudited)

(dollars in thousands)

	At or for the Three Months Ended
	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011
Nonperforming Assets:
Loans contractually past due 90 days or more but still accruing interest	$—	$—	$—
Nonaccrual loans:
Commercial and industrial	20,193	21,076	42,909
Commercial real estate secured	30,264	30,185	35,159
Residential construction and land	7,003	7,113	7,810
Commercial construction and land	6,679	26,046	5,279
All other loan types	9,965	9,078	11,904

Total nonaccrual loans	74,104	93,498	103,061

Total nonperforming loans	74,104	93,498	103,061
Other real estate owned and repossessed assets	32,627	36,941	35,622

Total nonperforming assets	$106,731	$130,439	$138,683

Other Credit Quality Information:
Loans contractually past due 30 through 89 days and still accruing	$5,841	$6,274	$7,409
Commercial criticized and classified loans (1)	139,853	161,048	182,570
Performing restructured loans	13,937	14,828	14,176
Recorded balance of impaired loans	79,490	99,286	108,535
Allowance for loan losses related to impaired loans	17,462	22,470	32,044

Allowance for Loan Losses Summary:
Allowance at beginning of period	$93,509	$103,744	$105,805
Charge-offs, net of recoveries:
Commercial and commercial real estate	(2,584)	(15,346)	(10,898)
Real estate – construction and land	(3,184)	(1,197)	(1,498)
Consumer	(849)	(1,042)	(620)

Total net charge-offs	(6,617)	(17,585)	(13,016)
Provision for loan losses	100	7,350	10,955

Allowance at end of period	$86,992	$93,509	$103,744

Key Credit Ratios:
Nonperforming loans to total loans	2.29%	3.00%	3.31%
Nonperforming assets to total loans plus repossessed property	3.26%	4.14%	4.40%
Nonperforming assets to total assets	2.22%	2.78%	2.96%
Annualized net charge-offs to average total loans	1.51%	2.25%	2.37%
Allowance to total loans at end of period (excluding loans held for sale)	2.92%	3.22%	3.54%
Allowance to nonperforming loans	117.39%	100.01%	100.66%
30 – 89 days past due to total loans	0.18%	0.20%	0.24%

(1)	Commercial criticized and classified loans (special mention, substandard and nonaccrual loans) in commercial & industrial, commercial real estate, residential construction and land and commercial construction and land. Excludes consumer loans.

LOAN PORTFOLIO AND HELD FOR SALE AGING (unaudited)

(dollars in thousands)

	As of June 30, 2012
	30-89 Days Past Due	>90 Days Past Due and Still Accruing	Nonaccrual	Current	Total Loans	% of Total Loans	Allowance for Loan Loss Allocation
Commercial and industrial	$ 181	$ —	$20,193	$1,462,053	$1,482,427	45%	$36,502

Commercial real estate secured:
Commercial non-owner occupied:
Retail strip centers or malls	—	—	8,048	116,102	124,150	4%	5,877
Office/mixed use property	—	—	2,803	114,245	117,048	3%	3,698
Commercial properties	—	—	583	120,572	121,155	4%	2,294
Specialized – other	—	—	5,011	65,085	70,096	2%	1,150
Other commercial properties	—	—	340	18,597	18,937	1%	373

Subtotal commercial non-owner occupied	—	—	16,785	434,601	451,386	14%	13,392
Commercial owner-occupied	196	—	6,169	423,278	429,643	13%	8,899
Multi-family properties	—	—	7,310	87,341	94,651	3%	3,241

Total commercial real estate secured	196	—	30,264	945,220	975,680	30%	25,532
Residential construction & land:
Residential construction	—	—	5,826	31,587	37,413	1%	5,204
Land	—	—	1,177	15,857	17,034	1%	2,441

Total residential construction and land	—	—	7,003	47,444	54,447	2%	7,645

Commercial construction and land	—	—	6,679	83,411	90,090	3%	6,582

Total commercial loans	377	—	64,139	2,538,128	2,602,644	80%	76,261
Consumer loans	5,464	—	9,965	619,447	634,876	20%	10,731

Total loans	$5,841	$ —	$74,104	$3,157,575	$3,237,520	100%	$86,992

FUNDING LIABILITIES (unaudited)

(dollars in thousands)

The following table presents the distribution of the Company’s average deposit account balances for the periods indicated:

	For the Quarter Ended
	June 30, 2012		March 31, 2012		June 30, 2011
	Average Balance	Percent of Deposits	Average Balance	Percent of Deposits	Average Balance	Percent of Deposits
Noninterest-bearing deposits	$892,945	28.3%	$753,995	24.8%	$604,018	20.1%
Interest-bearing deposits:
NOW accounts	371,188	11.8	348,723	11.5	237,119	7.9
Savings deposits	39,603	1.2	39,107	1.3	38,440	1.3
Money market accounts	702,775	22.3	670,496	22.1	620,457	20.7
Brokered money market deposits	18,386	0.6	—	—	5,191	0.2
Certificates of deposit	596,784	18.9	673,361	22.1	787,520	26.2
Brokered certificates of deposit	325,952	10.3	372,835	12.2	445,202	14.9
CDARS time deposits	174,613	5.6	133,869	4.4	189,215	6.3
Public time deposits	31,094	1.0	47,903	1.6	70,503	2.4

Total interest-bearing deposits	2,260,395	71.7	2,286,294	75.2	2,393,647	79.9

Total deposits	$3,153,340	100.0%	$3,040,289	100.0%	$2,997,665	100.0%

The following table sets forth the period end balances of total deposits as of each of the dates indicated below.

	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011
Noninterest-bearing deposits	$971,818	$702,723	$802,480
Interest-bearing deposits:
NOW accounts	339,156	392,659	324,877
Savings accounts	39,770	39,630	38,370
Money market accounts	710,754	689,912	657,500
Brokered money market deposits	48,016	—	—
Certificates of deposit	570,557	637,773	694,712
Brokered certificates of deposit	301,748	339,037	407,068
CDARS time deposits	181,371	148,396	144,118
Public time deposits	21,420	39,509	54,086

Total interest-bearing deposits	2,212,792	2,286,916	2,320,731

Total deposits	$3,184,610	$2,989,639	$3,123,211

RECONCILIATION OF U.S. GAAP FINANCIAL MEASURES (unaudited)

(dollars in thousands)

The following, as of the dates indicated, reconciles the income (loss) before income taxes to pre-tax, pre-provision operating earnings.

	For the Three Months Ended
	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011
Income (loss) before income taxes	$24,181	$15,830	$9,003	$9,758	$(1,038)
Add back (subtract):
Credit costs:
Provision for loan losses	100	7,350	10,955	16,240	11,822
Nonperforming asset expense	828	694	1,622	(1,648)	2,013

Credit costs subtotal	928	8,044	12,577	14,592	13,835
Other:
Gain on sales of investment securities	(3,020)	(956)	(6)	(4,938)	—
Derivative termination fees	—	—	—	896	—
Early extinguishment of debt	2,987	1,001	—	3,444	—
Impairment of investment securities	—	125	190	—	381

Other subtotal	(33)	170	184	(598)	381

Pre-tax, pre-provision operating earnings	$25,076	$24,044	$21,764	$23,752	$13,178

The following, as of the dates indicated, details the components of revenue.

	For the Three Months Ended
	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011
Net interest income	$36,378	$35,802	$35,266	$34,718	$32,243
Noninterest income	31,889	23,946	16,538	19,432	6,387
Add back (subtract):
Gain on sales of investment securities	(3,020)	(956)	(6)	(4,938)	—
Derivative termination fees	—	—	—	896	—
Impairment of investment securities	—	125	190	—	381

Revenue	$65,247	$58,917	$51,988	$50,108	$39,011

The Company’s accounting and reporting policies conform to U.S. generally accepted accounting principles (“GAAP”) and general practice within the banking industry. Management uses certain non-GAAP financial measures to evaluate the Company’s financial performance and has provided the non-GAAP measures of pre-tax, pre-provision operating earnings and of revenue. In the pre-tax, pre-provision operating earnings non-GAAP financial measure, the provision for loan losses, nonperforming asset expense and certain non-recurring items, such as gains and losses on investment securities, derivative termination fees, early extinguishment of debt and impairment of investment securities are excluded from the determination of operating results. The non-GAAP measure of revenue is calculated as the sum of net interest income and noninterest income adjusted by investment securities gains and losses, derivative termination fees and impairment of investment securities. Management believes that these measures are useful because they provide a more comparable basis for evaluating financial performance from period to period.